Exhibit 21.1

LIST OF SUBSIDIARIES OF NGL ENERGY PARTNERS LP

Subsidiary	Jurisdiction of Organization
Accelerated Water Resources, LLC (1)	Delaware
AntiCline Disposal, LLC	Wyoming
AWR Disposal, LLC	Delaware
B&D Water, LLC (2)	New Mexico
Centennial Energy, LLC	Colorado
Centennial Gas Liquids ULC	Alberta, Canada
Choya Operating, LLC	Texas
DACO Permian 76, LLC	Texas
Disposals Operating, LLC	Delaware
GGCOF HEP Blocker, LLC	Delaware
GGCOF HEP Blocker II, LLC	Delaware
Grand Mesa Pipeline, LLC	Delaware
GSR Northeast Terminals LLC	Delaware
HEP Hidden Bench Holdco, LLC (3)	Delaware
HEP Intermediate Holdco, LLC	Delaware
HEP Intermediate Holdco Sub, LLC	Delaware
HEP Operations Holdings, LLC	Delaware
HEP Operations, LLC	Delaware
HEP Shalewater Solutions, LLC	Delaware
Hillstone DACO 76, LLC	Delaware
Hillstone DACO Permian, LLC	Delaware
Hillstone Environmental Partners, LLC	Delaware
Hillstone Permian Adams, LLC	Delaware
Hillstone Permian Arthur, LLC	Delaware
Hillstone Permian Cleveland, LLC	Delaware
Hillstone Permian Fortress, LLC	Texas
Hillstone Permian Garfield, LLC	Delaware
Hillstone Permian Hamilton, LLC	Delaware
Hillstone Permian Harrison, LLC	Delaware
Hillstone Permian Hayes, LLC	Delaware
Hillstone Permian Knox, LLC	Delaware
Hillstone Permian Madison, LLC	Delaware
Hillstone Permian McKinley, LLC	Delaware
Hillstone Permian Monroe, LLC	Delaware
Hillstone Permian Pipeline, LLC	Delaware
Hillstone Permian Pipeline Loving BR, LLC	Delaware
Hillstone Permian Poker Lake, LLC	Delaware
Hillstone Permian Rattlesnake, LLC	Delaware
Hillstone Permian Reagan, LLC	Delaware
Hillstone Permian Roosevelt, LLC	Delaware
Hillstone Permian Shultz, LLC	Delaware
Hillstone Permian St. Lucia, LLC	Delaware
Hillstone Permian Taft, LLC	Delaware
Hillstone Permian Wilson, LLC	Delaware
Indigo Injection #3-1, LLC (4)	Delaware
Indigo Power, LLC	Colorado
Indigo Power Holdings, LLC	Colorado
KAIR2014, LLC (5)	Oklahoma
Loving Fortress, LLC	Texas
NGL Crude Cushing, LLC	Oklahoma
NGL Crude Logistics, LLC	Delaware
NGL Crude Terminals, LLC	Delaware
NGL Crude Transportation, LLC	Colorado
NGL Delaware Basin Holdings, LLC	Delaware

Subsidiary	Jurisdiction of Organization
NGL Energy Equipment LLC	Colorado
NGL Energy Finance Corp.	Delaware
NGL Energy GP LLC	Delaware
NGL Energy Holdings II, LLC	Delaware
NGL Energy Logistics, LLC	Delaware
NGL Energy Operating LLC	Delaware
NGL Energy Services, LLC (6)	Delaware
NGL Gateway Terminals, Inc.	Ontario, Canada
NGL Liquids, LLC	Delaware
NGL Marine, LLC	Texas
NGL Milan Investments, LLC	Colorado
NGL Recycling Services, LLC	Delaware
NGL South Ranch, Inc.	New Mexico
NGL Supply Terminal Company, LLC	Delaware
NGL Supply Terminal Solution Mining, LLC (7)	Utah
NGL Supply Wholesale, LLC	Delaware
NGL TM LLC	Delaware
NGL Waste Services, LLC	New Mexico
NGL Water Pipelines, LLC	Texas
NGL Water Solutions DJ, LLC	Colorado
NGL Water Solutions Eagle Ford, LLC	Delaware
NGL Water Solutions, LLC	Colorado
NGL Water Solutions Orla-SWD, LLC	Delaware
NGL Water Solutions Permian, LLC	Colorado
NGL Water Solutions Product Services, LLC	Delaware
Pine Tree Propane, LLC (8)	Maine
Red Rock Midstream, LLC	Delaware
Sand Lake Midstream, LLC	Delaware
Sawtooth Caverns, LLC (9)	Delaware

(1)    NGL Energy Partners LP owns a 50% member interest in Accelerated Water Resources, LLC.
(2)    NGL Energy Partners LP owns a 50% member interest in B&D Water, LLC.
(3)    NGL Energy Partners LP owns a 90% member interest in HEP Hidden Bench Holdco, LLC.
(4)    NGL Energy Partners LP owns a 75% member interest in Indigo Injection #3-1, LLC.
(5)    NGL Energy Partners LP owns a 50% member interest in KAIR2014, LLC.
(6)    NGL Energy Partners LP owns an approximate 51% member interest in NGL Energy Services, LLC.
(7)    NGL Energy Partners LP owns an approximate 71.5% member interest in NGL Supply Terminal Solution Mining, LLC.
(8)    NGL Energy Partners LP owns a 50% member interest in Pine Tree Propane, LLC.
(9)    NGL Energy Partners LP owns an approximate 71.5% member interest in Sawtooth Caverns, LLC.